SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                October 15, 1998

                                ---------------

                              Conning Corporation
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)


           0-23183                                     43-1719355
  (Commission File Number)                (I.R.S. Employer Identification No.)



                  700 Market Street, St. Louis, Missouri, 63101
               (Address of principal executive offices) (zip code)


                                 (314) 444-0498
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)



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ITEM 5.   OTHER EVENTS.

     On October 15, 1998, the Registrant entered into a Stock Purchase Agreement by and among Registrant, Noddings & Associates, Inc., Noddings Investment Group, Inc., John G. Noddings, Thomas C. Noddings and Edna F. Noddings (the "Purchase Agreement"), pursuant to which the Registrant agreed to purchase all of the issued and outstanding shares of capital stock of Noddings & Associates, Inc. and Noddings Investment Group, Inc., which are engaged in the business of managing convertible securities portfolios and providing convertible investment strategies to institutional and high net worth individual clients. The purchase price will consist of approximately $4,500,000 in cash (including acquisition expenses), and may include additional contingent consideration in the amount of up to approximately $27,000,000 in cash payable over the three year period after the closing, based on meeting certain financial growth targets. The consummation of the transaction is subject to certain customary conditions set forth in the Purchase Agreement. A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1.


          (a)  Exhibits.

               99.1  Press Release  dated  October  15,  1998,   announcing  the
                     execution of the Stock Purchase Agreement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    October 16, 1998                  CONNING CORPORATION



                                           By:  /s/ Fred M. Schpero
                                                Name:  Fred M. Schpero
                                                Title:  Chief Financial Officer